Exhibit 10.1
AMENDMENT NO. 2
TO
PATENT LICENSE AND ASSIGNMENT AGREEMENT
     This Amendment No. 2 to Patent License and Assignment Agreement (“Amendment No. 2”) is entered into as of March 12, 2008 (the “Second Amendment Effective Date”) by and between Science Applications International Corporation (“SAIC”), a Delaware corporation, and VirnetX Inc. (“VirnetX”), a Delaware corporation, herein individually referred to as a “Party” and collectively referred to as the “Parties.”
RECITALS
     WHEREAS, the Parties entered into a Patent License and Assignment Agreement dated as of August 12, 2005 (“Original Agreement”);
     WHEREAS, the Parties entered into an Amendment No. 1 to Patent License and Assignment Agreement dated as of November 2, 2006 (“Amendment No. 1”);
     WHEREAS, by operation of Amendment No. 1, SAIC conveyed all right, title, and interest in the SAIC Patents Rights (defined in Section 1.36 and Recital No. 1 of the Original Agreement) to VirnetX;
     WHEREAS, by operation of Amendment No. 1 and Section 4.2 of the Original Agreement, VirnetX conveyed back to SAIC an exclusive, royalty free, fully paid, perpetual, worldwide, irrevocable, sublicensable and transferable right and license under the SAIC Patent Rights outside the Field of Use (defined in Section 1.10 of the Original Agreement);
     WHEREAS, subsequent to the Original Agreement and Amendment No. 1, VirnetX has sued Microsoft Corporation (“Microsoft”) alleging infringement of three patents included within the SAIC Patent Rights;
     WHEREAS, Microsoft has indicated that it intends to argue that SAIC is an indispensable party to VirnetX’s lawsuit against Microsoft;
     WHEREAS, the law governing indispensable parties in patent infringement actions has continued to develop and has been clarified since the Parties’ entered the Original Agreement and Amendment No. 1;
     WHEREAS, the Parties believed as of November 2, 2006 that together the Original Agreement and Amendment No. 1 conveyed all substantial rights in the SAIC Patent Rights to VirnetX and continue to so believe;
     WHEREAS, the Parties wish to avoid time consuming, expensive and unnecessary litigation regarding VirnetX’s standing to sue Microsoft for infringement of the three asserted patents;

     WHEREAS, SAIC is willing for good and valuable consideration to relinquish its exclusive license to practice the SAIC Patent Rights outside the Field of Use;
     WHEREAS, VirnetX is willing to convey to SAIC a non-exclusive, royalty free, fully paid, perpetual, worldwide, irrevocable, sublicensable and transferable license under the SAIC Patent Rights outside the Field of Use; and
     WHEREAS, the Parties wish to enter this Amendment No. 2 in order to amend certain provisions of the Original Agreement and of Amendment No. 1 to facilitate VirnetX’s enforcement of the SAIC Patent Rights against Microsoft.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Original Agreement and Amendment No. 1 as follows:
     1. Definitions. Unless otherwise defined herein, terms used in this Amendment No. 2 shall have the meanings given them in the Original Agreement and Amendment No. 1. Terms not defined by the Parties in the Original Agreement, Amendment No. 1 or in this Amendment No. 2, shall have their plain and ordinary meaning.
     2. SAIC Relinquishment Of Its Exclusive License To Practice The SAIC Patent Rights Outside The Field Of Use. Effective upon the execution of Amendment No. 2 by the Parties, SAIC hereby relinquishes the exclusive grant back license provided to it by VirnetX pursuant to Section 4.2 of the Original Agreement and Section 2 of Amendment No. 1, as well as any right to obtain such exclusive license in the future. In addition, SAIC confirms that VirnetX has the sole and exclusive right to enforce the SAIC Patent Rights outside the Field of Use for past, present and future infringement, including, without limitation, the right to sue for injunction, damages and otherwise, and the right to collect damages and fees.
     3. VirnetX Grant Of A Non-Exclusive License To SAIC To Practice The SAIC Patent Rights Outside The Field Of Use. Effective upon the execution of Amendment No. 2 by the Parties, in consideration of the additional exclusive rights obtained by VirnetX from SAIC to practice and license the SAIC Patent Rights outside the Field of Use, VirnetX hereby grants SAIC a nonexclusive, royalty free, fully paid, perpetual, worldwide, irrevocable, sublicensable and transferable right and license under the SAIC Patent Rights outside the Field of Use permitting SAIC and its assignees to make, have made, import, use, offer for sale, and sell products and services covered by, and to make improvements to, the SAIC Patent Rights outside the Field of Use.
     4. Further Consideration For SAIC’s Transfer Of License Rights Outside The Field Of Use. In further consideration of the additional rights obtained by VirnetX from SAIC to practice and license the SAIC Patent Rights outside the Field of Use, subject to Section 6 below, Section 7.1 of the Original Agreement is hereby amended and restated as follows:

VirnetX shall pay SAIC royalties in the amount of (i) fifteen percent (15%) of all non-license Revenues (as defined in the Original Agreement, but as used throughout this Amendment No. 2, such term shall expressly not include any M&A Entities Recovery, Other Entities Recovery or Acquisition Proceeds (each as defined in Amendment No. 1)) generated by VirnetX in practicing the SAIC Patent Rights in the Field of Use, (ii) fifteen percent (15%) of all license Revenues received by VirnetX pursuant to a license that VirnetX grants in the Field of Use, (iii) fifteen percent (15%) of all non-license Revenues generated by VirnetX in practicing the SAIC Patent Rights outside the Field of Use, and (iv) fifty percent (50%) of all license Revenues received by VirnetX pursuant to a license that VirnetX grants outside the Field of Use. For clarity, in the case of a license that grants rights both inside and outside the Field of Use, VirnetX shall make a good faith apportionment of the license Revenues between payments received for activities within the Field of Use and activities outside the Field of Use and pay the applicable royalty rate on such apportioned Revenues. In addition, in the case of bundled fees received by VirnetX allocable to both non-license Revenues generated by VirnetX in practicing the SAIC Patent Rights and license Revenues received by VirnetX pursuant to a license that VirnetX grants, VirnetX shall make a good faith apportionment of the non-license and license Revenues and pay the applicable royalty with respect to such apportioned Revenues. Notwithstanding the foregoing, VirnetX shall not be obligated to pay any additional amounts pursuant to clauses (i) or (ii) above once the aggregate payments by VirnetX to SAIC are equal to the Maximum Amount (as defined in the Original Agreement); provided that royalty payments due SAIC pursuant to clauses (iii) and (iv) above shall not be included for purposes of determining whether the Minimum Royalty of Section 7.2 of the Original Agreement or whether the Maximum Amount of Section 7.3 of the Original Agreement have been satisfied, and shall not be subject to any minimum or maximum payments, but shall be subject to the payment, reporting and audit requirements of Sections 7.4, 7.5 and 7.6 of the Original Agreement.
     5. Enforcement Of The SAIC Patent Rights. Notwithstanding anything else in the Original Agreement or Amendment No. 1 to the contrary, from and after the Second Amendment Effective Date, VirnetX shall have the sole right to enforce the SAIC Patent Rights both inside and outside the Field of Use. VirnetX shall take commercially reasonable steps to enforce the SAIC Patent Rights and to protect SAIC’s interest in receiving the bargained-for consideration. VirnetX shall have no obligation to practice the SAIC Patent Rights outside the Field of Use or to seek licensees of the SAIC Patent Rights outside the Field of Use, but VirnetX shall be obligated to use commercially reasonable efforts to prevent infringement of the SAIC Patent Rights outside the Field of Use.
     6. Allocation Of Certain Proceeds. Notwithstanding anything else herein to the contrary, allocation between VirnetX and SAIC of any M&A Entities Recovery, any Other Entities Recovery and any Acquisition Proceeds shall be governed exclusively by Sections 4, 5, 6 and 7 of Amendment No. 1.
     7. Arbitration Of Disputes Regarding VirnetX’s Payment Obligations. Any disputes between VirnetX and SAIC regarding any claim, controversy or dispute arising under or related to this Amendment No. 2 shall be addressed and resolved in accordance with Section 13 of the Original Agreement. VirnetX and SAIC agree that Section 13 of the Original Agreement may be used to seek specific performance of VirnetX’s obligation to use commercially reasonable effort to prevent infringement of the SAIC Patent Rights outside the Field of Use.
     8. SAIC Review Rights. Notwithstanding anything else in the Original Agreement or Amendment No. 1 to the contrary, VirnetX shall give SAIC reasonable notice in accordance with Section 16.1 of the Original Agreement of any proposed license or assignment of the SAIC Patent Rights (other than to a VirnetX subsidiary as provided in Section 14.3 of the Original Agreement) and any proposed settlement of an action to enforce the SAIC Patent Rights. SAIC may object to the proposed license, assignment or settlement solely on the ground that it unreasonably diminishes the bargained-for consideration agreed by the parties, and SAIC may so object within three business days of receiving notice in accordance with Section 16.1 of the Original Agreement. VirnetX may request SAIC’s consent to any proposed license, assignment or settlement and such consent shall not be unreasonably withheld.
     9. Modification Of Sections 1.31 And 12 Of The Original Agreement. VirnetX and SAIC agree to the following modifications of the Original Agreement.
a.	Subsection (iii) of Section 1.31 is deleted.

b.	Section 12.2.1 is deleted.

c.	Section 12.2.2 is deleted.

d.	Section 12.2.5 is deleted.

e.	Section 12.2.6 is deleted.

f.	Section 12.2.8 is deleted.

g.	Section 12.2.9 is deleted.
     10. SAIC Security Interest In The SAIC Patent Rights. The Security Agreement dated August 12, 2005 between VirnetX and SAIC remains in effect and continues to apply with full force and effect to the SAIC Patent Rights.
     11. No Other Changes. Except as expressly modified hereby, the Original Agreement and Amendment No. 1 remain in full force and effect.
     12. Miscellaneous Provisions.
          (a) Entire Agreement. This Amendment No. 2 constitutes the Parties’ entire agreement and understanding with respect to modification of the Original Agreement and Amendment No. 1, supersedes and replaces any and all prior or contemporaneous proposals, agreements, understandings, commitments or representations of any kind, whether written or oral, relating to the Parties’ modification of the Original Agreement and Amendment No. 1.

          (b) Conflicting Provisions. This Amendment No. 2, Amendment No. 1 and the Original Agreement are intended to be read and construed in harmony with each other except as expressly provided. In the event that any provision of the Original Agreement or Amendment No. 1 conflicts with this Amendment No. 2, then this Amendment No. 2 shall be deemed to control, and such conflicting provision, to the extent it conflicts, shall be deemed removed and replaced with the governing provision herein.
          (c) Multiple Copies Or Counterparts Of This Agreement. This Amendment No. 2 may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument and is binding upon the Parties. This Amendment No. 2 shall not be effective until the execution and delivery between the Parties of at least one complete set of the counterparts.
          (d) Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of California in all respects without giving effect to the principles of conflicts of law thereof.
          (e) Remaining Miscellaneous Provisions and Disputes. The Parties agree that the remaining Miscellaneous Provisions of the Original Agreement shall be applicable to this Amendment No. 2 and are hereby incorporated by reference herein as if restated in their entirety herein with references to the “Agreement” amended to mean this Amendment No. 2. The Parties further agree, to the extent necessary, Section 13 (Disputes) of the Original Agreement shall be applicable to this Amendment No. 2 and is hereby incorporated by reference herein as if restated in its entirety herein with references to the “Agreement” amended to mean this Amendment No. 2.
     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the Second Amendment Effective Date.

VIRNETX INC.
By:	/s/ Kendall Larsen
	Name:	Kendall Larsen
	Title:	President & CEO

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
By:	/s/ Pamela J. Bumann
	Name:	Pamela J. Bumann
	Title:	Technology Commercialization

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